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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Commonwealth Telephone Enterprises, Inc. on Form S-8 (File Nos. 2-98306, 33-13066, 33-64563, 33-64677, 333-24609, 333-25077 and 333-37953) of our report dated February 27, 1998, on our audits of the consolidated financial statements and financial statement schedules of Commonwealth Telephone Enterprises, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report of Form 10-K.


/s/ Coopers & Lybrand L.L.P.
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COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 31, 1998